                                                                   EXHIBIT 10.23


                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT"), effective as of August 5, 2004 (the "EFFECTIVE DATE"), by and between BRIGHTSTAR CORP., a Delaware corporation having its principal offices at 2010 N.W. 84th Avenue, Miami, Florida 33122 (the "COMPANY"), and OSCAR FUMAGALI (the "EXECUTIVE").

         WHEREAS, the Executive is currently employed by the Company in the capacities of Vice President, Chief Financial Officer and Secretary of the Company;

         WHEREAS, the Company desires to continue to employ and retain the Executive for the Employment Term (as defined in Section 1 hereof) in such capacities in order to advance the business and interests of the Company on the terms set forth herein;

         WHEREAS, the Executive desires to continue to provide his services to the Company in such capacities, on and subject to the terms set forth herein; and

         WHEREAS, the Company desires to provide the Executive with certain non-qualified options to acquire shares of capital stock in the Company in order that the Executive may have the opportunity to participate in the growth and performance of the Company, subject to the terms set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT AND TERM. Subject to the terms set forth herein, the Company hereby employs the Executive as Vice President, its Chief Financial Officer and Secretary for and during the Employment Term and the Executive hereby accepts such employment. The term of the Executive's employment shall commence on the Effective Date and shall continue until the second (2nd) anniversary of the Effective Date unless earlier terminated as herein provided (the "INITIAL TERM"), and thereafter shall be renewed for successive additional terms of one (1) year (each, a "RENEWAL TERM" and, together with the Initial Term, the "EMPLOYMENT TERM"), unless either party provides the other with written notice, as provided for herein, at least ninety (90) days prior to the date the Employment Term would otherwise expire, of such party's intention not to so renew such term.

         2. DUTIES OF EXECUTIVE. (a) The Executive shall, during the Employment Term, perform the executive and administrative duties, functions and privileges consistent with and incumbent upon the position of Chief Financial Officer and such other duties as reasonably determined by the Chief Executive Officer and the Board of Directors of the Company (the "BOARD OF DIRECTORS") from time to time. The Executive shall report directly to the Chief Executive Officer of the Company and to the Board of Directors and, if so elected, the Executive shall serve as a member of the Board of Directors without additional compensation. The Executive agrees to serve the Company faithfully, conscientiously and to the best of his ability and to devote substantially all of his business time, attention and skills to the business and affairs of the Company (and, if requested by the Chief Executive Officer and/or the Board of Directors, any subsidiary and/or affiliate of the Company) so as to promote the profit, benefit and advantage of the Company and, if applicable, any subsidiaries and/or affiliates of the Company. The Executive agrees to accept the compensation to be paid to him under this Agreement as full and complete compensation for the services required to be performed by, and the covenants of, the Executive under this Agreement.

                  (b) Whenever the Chief Executive Officer and/or Chief Financial Officer of the Company are required by law, rule or regulation or requested by any governmental authority or by the Company's auditors to provide certifications with respect to the Company's financial statements or filings with the Securities and Exchange Commission or any other governmental authority, the Executive shall sign such certifications as may be reasonably requested by the Company, with such exceptions as the Executive deems necessary to make such certifications accurate and not misleading.

         3. LOCATION AND TRAVEL. The Executive shall not be required to relocate outside the greater Miami-Fort Lauderdale metropolitan area without his prior written consent; PROVIDED, HOWEVER, that the Executive acknowledges that significant domestic and international travel may be required as part of his duties hereunder and agrees to undertake such travel as may be reasonably required by the business of the Company from time to time.

         4. COMPENSATION.

                  4.1. BASE SALARY. The Executive shall be paid at the annual rate of One Hundred Eighty Thousand Dollars ($180,000) per year ("BASE SALARY"). All compensation shall be made in accordance with the standard payroll practices of the Company.

                  4.2. BONUS. The Executive shall be eligible to receive an annual bonus during the Employment Term in an amount up to twenty-five percent (25%) of the Base Salary with fifty percent (50%) of the bonus to be determined based on achievement of Company objectives and fifty percent (50%) of the bonus based on achievement of personal objectives of the Executive both as determined by the Board of Directors or a committee thereof. The objectives for each fiscal year shall be determined and provided to the Executive in writing no later than January 31st of each fiscal year.

                  4.3. REGULAR BENEFITS. The Executive shall be entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension or any other similar plan or benefit provided by the Company to its executives or employees generally, including any stock option plan, if and to the extent the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally (collectively, the "REGULAR BENEFITS").

                  4.4. VACATION. The Executive shall be entitled to vacation as provided in the Company's policies, such vacation to be taken at times mutually agreeable to the Executive and the Company. The Executive shall further be entitled to the number of paid holidays, and leaves for illness or temporary disability in accordance with the policies of the Company for its senior executives.

                  4.5. TERM LIFE INSURANCE. The Company shall have the right from time to time to purchase, modify or terminate insurance policies on the life of the Executive for the benefit of



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the Company in such amount as the Company shall determine in its sole discretion. In connection therewith, the Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or desirable; PROVIDED, HOWEVER, that the eligibility of the Executive for, or the availability of, such insurance shall not be deemed to be a condition of continued employment hereunder. The Executive makes no representation to the Company as to his current or future eligibility for insurance.

                  4.6. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of appropriate receipts therefor, in accordance with the expense reimbursement policy of the Company.

         5. TERMINATION AND SEVERANCE ARRANGEMENTS.

                  5.1. TERMINATION BY THE COMPANY. The Company may terminate this Agreement at any time by providing at least thirty- (30) days' advance written notice to the Executive. In the event that the Company terminates this Agreement other than (a) in connection with a Change of Control (as defined in Section 6.1 hereof), in which event Section 6 shall apply, or (b) for Cause (as defined in Section 5.3 hereof), in which event Section 5.3 shall apply, the Company shall, notwithstanding such termination, in consideration for all of the undertakings and covenants of the Executive contained herein, continue to pay to the Executive the Base Salary and afford the Regular Benefits for a period of twelve (12) months from the date of such termination. In addition, in the event that the Company terminates this Agreement as described in the immediately preceding sentence (excluding as set forth in clauses (a) and (b) in this Section 5.1), any and all options granted to the Executive by the Company shall become automatically and immediately vested and exercisable for the period of twenty four (24) months following the date of termination. In no event, however, shall the continuation of the Base Salary or the Regular Benefits during such post-termination period be deemed to be employment hereunder for purposes of calculating any bonus due to the Executive or for purposes of determining the vesting or exercise period of any stock options granted hereunder, or otherwise.

                  5.2. TERMINATION BY EXECUTIVE. The Executive may terminate his employment for Good Reason (as defined below) and receive the payments and benefits specified in Section 5.1. For purposes of this Agreement, "GOOD REASON" will exist if the Company fails to honor, after a reasonable time to cure, any of its material obligations under this Agreement, including its obligations under Section 4 (COMPENSATION), Section 11 (INDEMNIFICATION) and/or Section 13.4 (SUCCESSOR OBLIGATIONS).

                  5.3. TERMINATION FOR CAUSE. Notwithstanding the Employment Term, the Company may terminate the Executive for Cause upon a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding the Executive, if a director). In the event that the employment of the Executive is terminated by the Company for Cause, no severance or other post-termination payment shall be due or payable by the Company to the Executive (except solely such Base Salary or other payments as may have been accrued but not yet paid prior to such termination). For purposes



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hereof, "CAUSE" shall mean: (a) the conviction of, or the guilty or no contest plea or confession of guilt with respect to, any felony or misdemeanor involving theft, fraud, dishonesty or misrepresentation; (b) any material misappropriation, embezzlement or conversion of the Company's or any of its subsidiary's or affiliate's property by the Executive; (c) willful misconduct by the Executive in respect of the material duties or obligations of the Executive under this Agreement; or (d) a material breach by the Executive of any of his material obligations hereunder, after written notice thereof and thirty (30) days to cure the same; PROVIDED that such material breach is not caused by the Disability, of the Executive, in which event Section 5.4 shall apply.

                  5.4. DEATH OR DISABILITY. In the event that the employment of the Executive by the Company is terminated by reason of the death of the Executive or by reason of medical or psychiatric disability that prevents the Executive from satisfactorily performing a material portion of his duties for ninety (90) consecutive calendar days (a "DISABILITY"), the Company shall, promptly upon such termination, pay the Executive an amount equal to three (3) months of Base Salary, in a single lump sum.

         6. PARACHUTE PROVISIONS.

                  6.1. CHANGE OF CONTROL. For purposes of this Agreement, a "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any one or more of the following events:

                           6.1.1. Any "person" or "group" (as such terms are
used in connection with Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), excluding the Executive or any employee benefit plan of the Company, (a) becomes, after the Effective Date, the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors or (b) acquires, after the Effective Date, by proxy or otherwise, fifty percent (50%) or more of the combined voting securities of the Company having the right to vote for the election of directors of the Company, for any merger or consolidation of the Company or for any other matter; or

                           6.1.2. There shall be consummated without the written
consent of the Executive (a) any consolidation, merger or recapitalization of the Company or any similar transaction involving the Company, whether or not the Company is the continuing or surviving corporation, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or (c) the adoption of a plan of complete liquidation of the Company (whether or not in connection with the sale of all or substantially all, of the Company's assets) or a series of partial liquidations of the Company that is DE JURE or DE FACTO part of a plan of complete liquidation of the Company; PROVIDED, HOWEVER, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions (whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a Subsidiary or otherwise, or a transaction solely for the purpose of reincorporating the Company in another jurisdiction) shall not constitute a Change in Control.




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                  6.2. RIGHTS ON CHANGE IN CONTROL. If, within one year after, or ninety (90) days prior to, a Change in Control of the Company, the Company shall terminate the Executive's employment other than by reason of the Executive's death or Disability or for Cause, the Company shall pay to the Executive as compensation for services rendered, not later than the fifth (5th) business day after the date of such termination:

                           6.2.1. The Executive's Base Salary through the date
of such termination, any Regular Benefits and incentive compensation for the fiscal year in which the termination occurs in accordance with any arrangements then existing with the Executive and proportionate to the period of the fiscal year that has expired prior to the termination; and

                           6.2.2. A lump-sum severance payment equal to the Base
Salary for one year.

In addition, any and all options granted to the Executive shall become automatically and immediately vested and exercisable in accordance with the Plan.

         7. PROPRIETARY RIGHTS.

                  7.1. NON-COMPETITION. The Executive covenants and agrees that for so long as he shall be employed by the Company and until two (2) years from the date of the termination of such employment for any reason (such period of time the "RESTRICTED PERIOD"), the Executive shall not, directly or indirectly, own, manage, control, operate invest in or become principal of employee of, director of, or consultant to, any business, entity or venture that is competitive with the business of the Company as conducted at such time; PROVIDED, HOWEVER, that it shall not be a breach of this Section 7.1 for the Executive to have beneficial ownership of less than five percent (5%) of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system.

                  7.2. CONFIDENTIALITY. The Executive recognizes and acknowledges that certain confidential business and technical information used by the Executive in connection with his duties hereunder includes certain confidential and proprietary information relating to the designing, development, construction and marketing of computer hardware and is a valuable and unique asset of the Company. The Executive agrees that he shall at all times maintain the confidentiality of the proprietary information and trade secrets of the Company, and that he shall during the Restricted Period refrain from disclosing any such information to his advantage and/or to the disadvantage of the Company.

                           7.2.1. During the Restricted Period, the Executive
shall not, directly or indirectly, (a) solicit, in competition with the Company, any person or entity who or that is a customer of any business conducted by the Company or (b) in any manner whatsoever induce, or assist others to induce, any supplier of the Company to terminate its association with the Company or do anything, directly or indirectly, to interfere with the business relationship between the Company and any of their respective current or prospective suppliers.

                           7.2.2. During the Restricted Period, the Executive
shall not, directly or indirectly, solicit or induce any employee of the Company to terminate his or her employment



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for any purpose, including in order to enter into employment with any entity that competes with any business conducted by the Company

                  7.3. OWNERSHIP BY COMPANY. The Executive acknowledges and agrees that any of his work product created, produced or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company. The Executive shall execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to the Executive's work product.

                  7.4. REMEDIES. It is expressly understood and agreed that the services to be rendered hereunder by the Executive are special, unique and of extraordinary character, and in the event of the breach by the Executive of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Executive of the terms and provisions of this Section 7 of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Executive.

         8. CONTINUED COOPERATION. The Executive shall, during and after the conclusion of his employment relationship for any reason, cooperate fully with the Company with respect to any internal or external agency or legal investigation, lawsuits, financial reports, or with respect to other matters within his knowledge, responsibilities or purview. The Company will pay a reasonable per diem for post-termination services rendered by the Executive in compliance herewith, based on the Executive's Base Salary (in effect at such applicable time or prior to such conclusion) and time reasonably expended by him. The Executive shall execute all lawful documents reasonably necessary for Employer to secure or maintain the Company's intellectual property and/or other confidential information.

         9. MARKET STANDOFF AGREEMENT. The Executive hereby agrees that if so requested by the Company or by any representative of any underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Executive shall not sell or otherwise transfer any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act.

         10. DIRECTOR'S AND OFFICER'S LIABILITY INSURANCE. To protect Executive from any liability, loss, claims, damages, or costs, including legal fees and costs, prior to any public offering of any securities of the Company, the Company shall purchase and maintain director's and officer's liability insurance in an amount not less than Two Million Dollars ($2,000,000), or in such amount as is reasonably agreed upon by Executive and the Company.

         11. INDEMNIFICATION. As an officer and/or director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Certificate of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of the State of Delaware may be indemnified




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pursuant to the laws of such State, as the same may be amended from time to time
(or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

         12. INDEPENDENT REPRESENTATION. The Executive acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Executive represents and warrants to the Company (a) that he has sought such independent counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby and (b) that he has not relied on any representation of the Company as to tax matters, or as to the consequences of the execution hereof.

                  12.1. NEUTRAL CONSTRUCTION. No party may rely on any drafts of this Agreement in any interpretation of the Agreement. Each party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

                  12.2. ATTORNEY'S FEES. In the event that either party hereto commences litigation against the other to enforce such party's rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys' fees (including in-house counsel), paralegals, fees, and legal assistants' fees through all appeals.

         13. GENERAL.

                  13.1. APPLICABLE LAW. This document shall in all respects be governed by the laws of the State of Florida. The parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in the State of Florida, and that this Agreement has been executed by both parties in the State of Florida. Any legal suit, action or proceeding against any party hereto arising out of or relating to this Agreement shall be instituted in a federal or state court in Miami-Dade County, Florida, and each party hereto waives any objection that it may now or hereafter have to the laying of venue or forum of any such suit, action or proceeding and each party hereto irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

                  13.2. RIGHTS ABSOLUTE. The Company's obligation to pay the Executive the compensation specified herein shall be absolute and unconditional and shall not be affected by any circumstance, including any setoff, counterclaim, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.

                  13.3. NO OFFSET. Except as expressly provided herein, the Company waives all rights it my now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment, and if Executive obtains such other employment, any compensation earned by Executive pursuant thereto shall not be applied to mitigate any payment made to Executive pursuant to this Agreement.



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                  13.4. SUCCESSOR OBLIGATIONS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume by written agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  13.5. SURVIVAL. The parties hereto agree that the covenants contained in Section 7 hereof shall survive any termination of employment by the Executive or the Company and any termination of this Agreement. In addition, the parties hereto agree that any compensation or right that shall have accrued to the Executive as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

                  13.6. ASSIGNABILITY. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The obligations of the Executive, however, may not be assigned, and the Executive may not, without the Company's written consent, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted assignment or disposition shall be null and void and without effect. The Company and the Executive agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to, and may be assumed by and become binding upon and may inure to the benefit of, any affiliate of, or successor to, the Company. The term "successor" shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity that, by merger, consolidation, purchase of the assets or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination of employment for purposes of this Agreement.

                  13.7. NOTICES. Any and all notices required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by telex, facsimile transmission, same-day delivery service, overnight expedited delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice shall be deemed effective upon receipt. If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one (1) day after transmission. If notice is served by same-day delivery service or overnight expedited delivery service, notice shall be deemed effective the day after it is sent, and if notice is given by United States mail, notice shall be deemed effective five (5) days after it is sent. In all instances, notice shall be sent to the parties at the following addresses:




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         If to the Company:         Brightstar Corp.
                                    2010 N.W. 84th Avenue
                                    Miami, Florida 33122
                                    Fax:       (305) 470-9560
                                    Attention: R. Marcelo Claure, President

         If to the Executive:       Oscar Fumagali
                                    955 S.W. 21st Way
                                    Boca Raton, Florida 33486
                                    Fax: (561) 338-5473

Any party may change its address for the purpose of receiving notices by a written notice given to the other party in accordance with this Section 13.7.

                  13.8. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless in writing and signed by the Executive and the Company.

                  13.9. WAIVER. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                  13.10. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

                  13.11. SEPARATE COUNTERPARTS. This document may be executed in two separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

                  13.12. HEADINGS. The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

                  13.13. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                  13.14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements or representations are hereby terminated and canceled in their entirety.

                            [SIGNATURE PAGE FOLLOWS]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 5th day of August, 2004, effective as of the date first above written.

                                       BRIGHTSTAR CORP., a Delaware corporation



                                       By: /s/ R. Marcelo Claure
                                           -------------------------------------
                                       Name:
                                       Title: President



                                       /s/ Oscar Fumagali
                                       -----------------------------------------
                                       OSCAR FUMAGALI



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